UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 26, 2011

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1 FLOWERFIELD, Suite 24
ST. JAMES, NEW YORK 11780

(Address of principal executive offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Appellate Division of the Supreme Court of the State of New York, Second Department, has scheduled oral argument for October 24, 2011 at 10:00 a.m. in the appeal of the State of New York (the “State”) in the case brought by Gyrodyne Company of America, Inc. (the “Company”) against the State relating to the condemnation of 245.5 acres of the Company’s Flowerfield property.

The State is appealing the judgment of the Court of Claims (the “Court") entered on August 17, 2010 in favor of the Company for an additional $98,685,000 plus statutory interest from the date of the taking on November 2, 2005 through the date of payment, as well as the Court’s judgment entered on February 9, 2011 in favor of the Company for an additional $1,474,940.67 for fees and expenses incurred by the Company in this case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By: /s/ Stephen V. Maroney
Stephen V. Maroney
President and Chief Executive Officer

Date: September 26, 2011